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                                                                    EXHIBIT 23.8

                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     The undersigned hereby consents to the incorporation by reference by CEC Resources in the Carbon Energy Corporation Form S-4 Registration Statement to the SEC of data derived from our reserve reports dated February 19, 1999 relating to the oil and gas reserves of Bonneville Fuels Corporation at December 31, 1998, March 4, 1998 relating to the oil and gas reserves of Bonneville Fuels Corporation at December 31, 1997, and February 18, 1997 relating to the oil and gas reserves of Bonneville Fuels Corporation at December 31, 1996. We also consent to the reference to this firm under the caption "Experts" and elsewhere in such registration statement.

                                       Very truly yours,


                                       /s/ Ryder Scott Company, L.P.

                                       RYDER SCOTT COMPANY, L.P.


Denver, Colorado
October 20, 1999